[DESCRIPTION] Form 8A

                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                  F O R M  8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                               CIT RV TRUST 1999-A
             (Exact name of registrant as specified in its charter)


                Delaware                                      36-4294964
          (State of incorporation)                        (I.R.S. Employer
                                                        Identification Number)


       c/o The Bank of New York
       101 Barclay Street
       New York, New York                              10286
      (Address of principal                            (Zip Code)
        executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                       Name of each exchange on which
      to be so registered                       each class is to be registered

            None                                       N/A

          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant
to General Instruction A.(c)(2), please check the following box [   ].

Securities to be registered pursuant to Section 12(g) of the Act:
                  $189,940,000 Class A-1 Asset-Backed Notes
                  $104,360,000 Class A-2 Asset-Backed Notes
                  $109,680,000 Class A-3 Asset-Backed Notes
                  $ 86,480,000 Class A-4 Asset-Backed Notes
                  $ 45,220,000 Class A-5 Asset-Backed Notes
                  $ 28,500,000 Class B Asset-Backed Notes
                  $ 11,515,205 Asset-Backed Certificates
                               (Title of class)

Item 1.          Description of Registrant's Securities to be Registered

            Prospectus Supplement dated May 12, 1999 and Prospectus dated March 11, 1999 filed with the Commission on May 14, 1999 pursuant to Rule 424(b)(5) are incorporated by reference herein.




Item 2.   Exhibits

          1.1* Form S-3 Registration Statement No. 333-64539 and 333-64539-01 filed with the Commission on September 29, 1998.

          1.2* Amendment No. 1 to the Form S-3 Registration Statement No. 333-64539 and 333-64539-01 filed with the Commission on March 11, 1999.

          1.3* Form 424(b)(5) Registration Statement No. 333-64539 and 333-64539-01 filed with the Commission on May 14, 1999.


          *  Previously filed.

                                 SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    CIT MARINE TRUST 1999-A

                                    By:	The CIT GROUP/SALES FINANCING, INC.,
                                          as Servicer




                                    By:  /s/ Frank J. Madeira
                                       Name:	Frank J. Madeira
                                       Title:	Vice President



Dated:  May 21, 1999